UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2014

ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-189912	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (this “Form 8-K”) is filed by ClubCorp Holdings, Inc., a Nevada corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement.

On August 13, 2014, the Company announced that ClubCorp USA, Inc. (“Buyer”), a wholly owned subsidiary of the Company, entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Sequoia Golf Holdings, LLC, Parthenon-Sequoia Ltd., Parthenon Investors II, L.P., J&R Founders’ Fund II, L.P., PCIP Investors, and certain individuals named therein. Under the terms of the Equity Purchase Agreement, at the closing Buyer will acquire, for cash, all of the equity interests in each of Sequoia Golf Holdings, LLC and Parthenon-Sequoia Ltd. The purchase price is approximately $265 million payable in cash, subject to adjustment for net working capital. The transaction is subject to customary closing conditions, as well as the availability of an amendment to the Company’s credit facility to provide an aggregate of up to $250 million of additional senior secured term loans. Pursuant to the Equity Purchase Agreement, Buyer will deposit $10.0 million into escrow. The Equity Purchase Agreement may be terminated by either Buyer or Parthenon Investors II, L.P. if closing does not occur by October 17, 2014, by either such party upon material breach by the other of the Equity Purchase Agreement, or by the mutual consent of both such parties. The acquisition is expected to close by October 17, 2014.

Item 7.01	Regulation FD Disclosure.

The Company will hold a conference call on August 13, 2014. A copy of the presentation to be used on the conference call is furnished as Exhibit 99.1.

The information under Item 7.01 and contained in Exhibit 99.1 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 -- that is, statements related to future, not past, events (including statements regarding the closing of the acquisition discussed herein). Forward looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address the Company’s expected future business and financial performance. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to the Company’s other filings with the U.S. Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. These forward-looking statements speak only as of the date of this Current Report on Form 8-K. We do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, unless the securities laws require us to do so.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	ClubCorp Holdings, Inc. Investor Presentation, August 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2014	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer